Exhibit 99.1

Builders FirstSource Completes Acquisition of National Lumber

Addition of the largest independent materials supplier in New England significantly bolsters Northeast network

Enhances R&R and value-added solutions offerings

DALLAS – January 5, 2022 – Builders FirstSource, Inc. (NYSE: BLDR) (“Builders FirstSource”), today announced that it has acquired National Lumber, the largest independent building materials supplier in New England. National Lumber operates 19 facilities and employs more than 700 people across Massachusetts, Connecticut and Rhode Island, with a diverse mix of products and end markets. National Lumber sales are expected to be approximately $440 million in 2021.

“We are thrilled to further expand our capabilities into New England by welcoming National Lumber to the Builders FirstSource family,” said Dave Flitman, President and CEO of Builders FirstSource. “The company’s diverse building materials and service offerings, which include, prefabricated components to millwork and their strong R&R mix, will add even more depth to the value-added solutions Builders FirstSource customers rely on. We look forward to strengthening our presence into New England while continuing to pursue additional acquisition and organic growth opportunities across the nation.”

“Following 87 years as a family-owned company, we are excited about our future with BFS, the biggest, and more importantly, the best supplier of building materials to professionals in the country,” said Steven Kaitz, National Lumber Co-CEO. “My sister, Margie, and I have been stewards for over 45 years of a business built by our grandfather, dad, uncle and now our dedicated employees, who will get to share in our continued success.”

National Lumber President Manny Pina, along with other key members of senior leadership, will continue their tenures managing local operations following the acquisition

The JIAN Group LLC acted as financial advisor to National Lumber.

About Builders FirstSource

Headquartered in Dallas, Texas, Builders FirstSource is the largest U.S. supplier of building products, prefabricated components, and value-added services to the professional market segment for new residential construction and repair and remodeling. We provide customers an integrated homebuilding solution, offering manufacturing, supply, delivery and installation of a full range of structural and related building products. With the acquisition of National Lumber, we operate in 42 states with approximately 580 locations and have a market presence in 47 of the top 50 and 85 of the top 100 MSA’s, providing geographic diversity and balanced end market exposure. We service customers from strategically located distribution and manufacturing facilities (certain of which are co-located) that produce value-added products such as roof and floor trusses, wall panels, stairs, vinyl windows, custom millwork and pre-hung doors. Builders FirstSource also distributes dimensional lumber and lumber sheet goods, millwork, windows, interior and exterior doors, and other building products. For more information about Builders FirstSource, visit the Company’s website at www.bldr.com.

About National Lumber

National Lumber has been serving the New England area since 1934. Now in its third generation, this family owned and operated company is led by co-CEO siblings Steven Kaitz and Margie Kaitz Seligman, and company president Manny Pina. With ten lumberyards (MA, RI, CT), eleven Benjamin Moore paint locations, seven Kitchen Views showrooms, two Reliable Truss and Components manufacturing facilities (MA & CT), plus specialized divisions that include engineering, drywall, installed insulation, and custom millwork manufacturing, the National Lumber Family of Companies is qualified to provide building solutions to those in New England and beyond.

Forward-Looking Statements

Statements in this news release and the schedules hereto that are not purely historical facts or that necessarily depend upon future events, including statements about expected market share gains, forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, synergies, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. In addition, oral statements made by our directors, officers and employees to the investor and analyst communities, media representatives and others, depending upon their nature, may also constitute forward-looking statements. As with the forward-looking statements included in this release, these forward-looking statements are by nature inherently uncertain, and actual results may differ materially as a result of many factors. All forward-looking statements are based upon information available to Builders FirstSource, Inc. on the date this release was submitted. Builders FirstSource, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the continuing COVID-19 pandemic, the Company’s growth strategies, including gaining market share and its digital strategies, or the Company’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, lumber prices and the economy, including labor and supply shortages. Builders FirstSource, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Builders FirstSource, Inc.’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and in the other reports filed by the Company with the SEC. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

Investor Contact

Michael Neese

SVP, Investor Relations

Builders FirstSource, Inc.

(214) 765-3804

Media Contact

ICR for Builders FirstSource

bldr@icrinc.com